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                             PricewaterhouseCoopers
                                  Wilton Place
                                    Dublin 2
                                    Ireland







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



4 February 2000


Gentlemen:


We have read the Section entitled "Change in Independent Accountants" included in Amendment No. 1 to the Form S-1 of Uproar Inc, formerly Uproar Ltd, and are in agreement with the statements contained in the first and third paragraphs on page 69 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/  PricewaterhouseCoopers
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PricewaterhouseCoopers